                                                                     EXHIBIT 4.2

                              CURON MEDICAL, INC.

                CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT

     This CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT, dated as of May 19, 2000 (the "Agreement") is entered into by and between CURON MEDICAL, INC., a Delaware corporation with principal offices located at 735 Palomar Avenue, Sunnyvale, California 94086 (the "Company"), and the individuals/entities whose names appear on the last page of this Agreement (each an "Investor" and collectively "Investors").

     On the terms and subject to the conditions set forth herein, the Investors are willing to purchase from the Company, and the Company is willing to sell to the Investors convertible promissory notes (the "Notes") on the date hereof and in the principal amounts set forth opposite each Investor's name on Exhibit A hereto.

     Capitalized terms not otherwise defined herein shall have the meaning set forth in the form of Note attached hereto as Exhibit B.

     Accordingly, the Investors agree with the Company as follows:

     1.  The Notes and Warrants.
         -----------------------

               1.1  The Notes.  Each Investor severally agrees, on the terms
                    ---------
of and subject to the conditions specified in this Agreement, to lend to the Company the sums set forth on Exhibit A hereto. With respect to each loan made by each Investor, each Investor will receive a Note dated as of the date of each Closing (as defined below) in the form attached hereto as Exhibit B. These Notes are collectively referred to as the "Notes." The securities into which the Notes are convertible are referred to as the "Conversion Stock."

               1.2  The Warrants.  In connection with the sale of the Notes by
                    ------------
the Company, the Company shall issue to the Investors stock purchase warrants (the "Warrants") dated as of the initial Closing in the form attached hereto as Exhibit C to purchase shares of the Company's Series C Preferred Stock in such amounts and on such terms as are provided in the Warrants. The securities for which the Warrants are exercisable are referred to as the "Exercise Stock." The Notes and the Conversion Stock, and the Warrants and the Exercise Stock are collectively referred to as the "Securities."

               1.3  Place and Date of Closing.  The sale to and purchase by
                    -------------------------
each Investor of the Notes and the issuance of the Notes and Warrants in respect thereof will be held at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California at such time and place as the Company and each Investor shall mutually agree (each a "Closing").

               1.4  Delivery.  At the Closing, the Company shall deliver to
                    --------
each Investor a Note in the principal amount set forth on Exhibit A hereto and a Warrant to purchase shares of the Company's Series C Preferred Stock.

         1.5  Conversion.  Conversion of the Notes shall be automatic or on
              ----------
demand, subject to and as defined in the Notes. The outstanding principal of and any accrued but unpaid interest on the Notes shall convert at such time into shares of Series D Preferred Stock or into shares of the Company's Common Stock in the event of an earlier initial public offering (an "IPO") by the Company pursuant to the Securities Act of 1933, as amended (the "Act").

     2.  Representations and Warranties of the Company.  The Company hereby
         ---------------------------------------------
represents and warrants to the Investors as follows:

         2.1  Organization and Standing Certificate and Bylaws.  The Company is
              ------------------------------------------------
a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted.

         2.2  Corporate Power/Authorization.  The Company has all requisite
              -----------------------------
legal and corporate power to perform its obligations under this Agreement, the Notes and the Warrants (collectively, the "Loan Documents"). All corporate action on the part of the Company and its stockholders necessary for the authorization, execution, delivery and performance of all obligations of the Company under the Loan Documents has been taken on or prior to the Closing Date. The Loan Documents constitute the valid and binding obligation of the Company and are enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally, and except that the availability of the remedy of specific performance or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         2.3  Compliance with Other Instruments.  The Company is not in
              ---------------------------------
violation of any term of (i) its Certificate of Incorporation or Bylaws, (ii) any provision of any mortgage, indenture, or material contract, agreement or instrument to which the Company is a party or by which it is bound, or (iii) any judgment, decree or order binding upon the Company or any statute, rule or regulation applicable to the Company.

         2.4  Litigation, etc. There are no actions, proceedings or
              ----------------
investigations pending against the Company or its properties, or to the Company's knowledge, any threat thereof, which, either in any case or in the aggregate, might result in any material adverse change in the business or financial condition of the Company or any of its properties or assets or in any material impairment of the right or ability of the Company to carry on its business as now conducted, and none which challenges the validity of the Loan Documents or any action taken or to be taken in connection herewith.

         2.5  Proceeds.  None of the proceeds of the Loans made by the
              --------
Investors to the Company hereunder will be used, directly or indirectly, by the Company for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which might make the transactions contemplated herein a "purpose credit" within the meaning of Regulation U, or cause the Loan Documents to violate any other regulation of the Board of Governors of the Federal

Reserve System or the Securities Exchange Act of 1934, as amended, or any rules or regulations promulgated under any of such statutes.

     3.  Representations and Warranties of Investors.  Each Investor, for that
         -------------------------------------------
Investor alone, represents and warrants to the Company upon the acquisition of the Note and the Warrant and upon conversion of the Note and upon exercise of the Warrant as follows:

               3.1  Binding Obligation.  Each of this Agreement, the Note and
                    ------------------
the Warrant issued to the Investor is a valid, binding and enforceable obligation of the Investor.

               3.2  Investment Experience.  The Investor is either an
                    ---------------------
accredited investor within the meaning of Regulation D prescribed by the Securities and Exchange Commission pursuant to the Act, or (by virtue of the Investor's experience in evaluating and investing in private placement transactions of securities in companies similar to the Company) the Investor is capable of evaluating the merits and risks of the Investor's investment in the Company and has the capacity to protect the Investor's own interests.

               3.3  Investment Intent.  The Investor is acquiring the
                    -----------------
Securities for investment for the Investor's own account and not with a view to, or for resale in connection with, any distribution thereof. The Investor understands that the Securities have not been registered under the Act by reason of a specific exemption from the registration provisions of the Act that depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

               3.4  Rule 144.  The Investor acknowledges that the Securities
                    --------
must be held indefinitely unless subsequently registered under the Act, or unless an exemption from such registration is available. The Investor is aware of the provisions of Rules 144 and 144A promulgated under the Act that permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions.

               3.5  Discussions with Management.  The Investor has had an
                    ---------------------------
opportunity to discuss the Company's business, management, and financial affairs with the Company's management and to review the Company's facilities.

               3.6  Transfer Among Affiliates.  Without in any way limiting
                    -------------------------
the representations set forth in this Section 3, an Investor may transfer all or any portion of the Securities to its partners or affiliated funds if the Company and its counsel are satisfied that the transfer is exempt from the registration requirements of federal and applicable state securities laws.

               3.7  Legends.  All certificates representing any shares of
                    -------
stock of the Company subject to the provisions of this Agreement, including the Conversion Stock and Exercise Stock, shall have endorsed thereon legends substantially as follows:

                         (a)  "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

                         (b)  Any legend required by the laws of the State of
California or any other applicable state, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code.

     4.  Conditions to Closing.
         ---------------------

               4.1  Conditions to Obligations of the Investor.   Each of the
                    -----------------------------------------
Investor's obligations at the Closing are subject to the fulfillment, on or prior to each Closing of all of the following conditions, any of which may be waived in whole or in part by such Investor:

                         (a)  Except for the notices required or permitted to be
filed after each Closing with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Securities.

                         (b)  At the Closing, the sale and issuance by the
Company, and the purchase by the Investor, of the Securities shall be legally permitted by all laws and regulations to which the Investor or the Company is subject.

                         (c)  All corporate and other proceedings in connection
with the transactions contemplated at the Closing and all documents and instruments incident to such transaction shall be reasonably satisfactory in substance and form to the Investor.

               4.2  Conditions to Obligations of the Company.  The Company's
                    ----------------------------------------
obligation to issue and sell the Securities at each Closing is subject to the fulfillment, to the Company's satisfaction on or prior to each Closing of the following conditions, any of which may be waived in whole or in part by the
Company:

                         (a)  Except for the notices required or permitted to be
filed after each Closing with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Securities.

                         (b)  At each Closing, the sale and issuance by the
Company, and the purchase by the Investors, of the Securities shall be legally permitted by all laws and regulations to which the Investors or the Company is subject.

               4.3  Affirmative Covenant of the Company.  Upon the earlier to
                    -----------------------------------
occur of (i) May 30, 2001 or (ii) the conversion of Conversion Stock, the Company shall amend the Amended and Restated Stockholder Rights Agreement dated August 30, 1999 to include the Conversion Stock under such agreement.

     5.  Lock-Up Period.  Each Investor hereby agrees that, if so requested by
         --------------
the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act, such Investor shall not sell or otherwise transfer any Securities during the 180-day period (or such other period as may be requested in writing by the underwriter and agreed to in writing by the Company) (the "Market Standoff Period") following the effective date of a registration statement of the Company filed under the Securities Act. Such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

     6.  Miscellaneous.
         -------------

            6.1  Waivers and Amendments.  With the written consent of the
                 ----------------------
Company and the record holders of more than 70% of the principal amount of Notes then outstanding, the rights and obligations of the Company and of the Investors under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such waiver or supplemental agreement shall reduce the aforesaid percentage of the principal amount of Notes the holders of which are required to consent to any waiver or supplemental agreement, without the consent of all of the holders of the then outstanding Notes. Upon the effectuation of each such waiver, consent, agreement, amendment or modification the Company shall promptly give written notice thereof to the record holders of the Securities who have not previously consented thereto in writing. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a signed statement in writing. Provided, however, no amendment or waiver of this Agreement nor any supplemental agreement shall
(i) increase any financial obligation or liability of an Investor beyond that set forth herein or permitted hereby without such Investor's written consent or
(ii) materially and adversely affect the rights of an Investor in a manner that discriminates against such Investor vis-a-vis other Investors without such Investor's written consent.

            6.2  Governing Law.  This Agreement shall be governed in all
                 -------------
respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

            6.3  Survival.  The representations, warranties, covenants and
                 --------
agreements made herein shall survive any investigation made by any Investor and each Closing. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder as of the date of such certificate or instrument.

            6.4  Successors and Assigns.  Except as otherwise expressly
                 ----------------------
provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

            6.5  Entire Agreement.  This Agreement (including the exhibits and
                 ----------------
schedules attached hereto) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

            6.6  Notices, etc.  All notices and other communications required
                 ------------
or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed (a) if to an Investor, at such Investor's address set forth on Exhibit A hereto, or at such other address as such Investor shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Securities who has so furnished an address to the Company, or (b) if to the Company, at its address set forth at the beginning of this Agreement, or at such other address as the Company shall have furnished to the Investor and each such other holder in writing.

          6.7  Separability of Agreements; Severability of this Agreement.  The
               ----------------------------------------------------------
Company's agreement with each Investor is a separate agreement and the sale of the Securities to each Investor is a separate sale. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          6.8  Payment of Fees and Expenses.  The Company and the Investor
               ----------------------------
shall each bear their own expenses incurred with respect to this transaction; provided, however, the Company will pay the reasonable fees and expenses of one counsel to the Investors.

          6.9  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.


CURON MEDICAL, INC.                   INVESTOR


By:____________________________       By:____________________________

Print Name:____________________       Print Name:____________________

Title:_________________________       Title:_________________________

                                   EXHIBIT A
                                   ---------

                             SCHEDULE OF INVESTORS


          Name                   Amount of Note       Shares Underlying
          ----                   --------------       -----------------
                                                           Warrants
                                                           --------

                                   EXHIBIT B
                                   ---------

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT, EXCEPT UNDER CERTAIN SPECIFIC LIMITED CIRCUMSTANCES, AN OPINION OF COUNSEL FOR THE HOLDER, CONCURRED IN BY COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

                              CURON MEDICAL, INC.

                          CONVERTIBLE PROMISSORY NOTE

                                                           Sunnyvale, California
$_______________                                                   May ___, 2000

     1.  Principal and Interest.
         ----------------------

     Curon Medical, Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to the order of _______________ or holder ("Payee") in lawful money of the United States at the address of Payee set forth below, the principal amount of $_____________, together with simple interest at a rate equal to eight percent (8%) per annum.

     The principal of and accrued interest on this Note are due and payable on demand by holder on or after the five (5) year anniversary of this Note unless the Note has previously been converted pursuant to Section 2 herein. This Note may be prepaid at any time without penalty following the closing of an initial public offering ("IPO") of the Company's Common Stock.

     Upon payment in full of all principal and interest payable hereunder, this Note shall be surrendered to the Company for cancellation.

     2.  Conversion.
         ----------

            (a)  Automatic Conversion.  The outstanding principal balance of
                 --------------------
and any accrued but unpaid interest on this Note shall be automatically converted upon the closing of an equity financing (excluding an IPO) of the Company involving the receipt by the Company of at least $10,000,000 (excluding amounts received on conversion of the Notes), at least 50% of which is received from venture capital or other financial investors, at a price of at least $3.00 per share, as adjusted for stock splits, dividends, recapitalizations or the like (the "Next Financing"), into Series D Preferred Stock priced at $3.00 per share (the "Securities") having rights, preferences and privileges substantially similar to those of holders of Series C Preferred Stock.

          (b)  Demand Conversion.  If not earlier automatically converted
               -----------------
pursuant to Section 2(a) above, upon the demand of the holders in interest of 70% of the amounts underlying the Notes, the principal and accrued interest of all Notes shall be converted into the Securities at the price of $3.00 per share. This demand conversion right may only be exercised after the one year anniversary of the issuance of the Notes.

          (c) Such conversion into the Securities is conditioned upon Payee entering into or executing such documents as other purchasers of Series D Preferred Stock enter into or execute, and meeting the reasonable conditions and being subject to the reasonable terms applicable to such other purchasers (including customary 180-day market stand-off terms); provided, however, that Payee shall not be required to enter into or execute any agreement which contains terms terminating or diminishing the Warrants granted pursuant to the Agreement.

          (d) Upon such conversion of this Note, Payee shall surrender this Note, duly endorsed, at the principal office of the Company. At its expense, the Company shall, as soon as practicable thereafter, issue and deliver to such Payee at such principal office a certificate or certificates for the number of shares to which Payee shall be entitled upon such conversion (bearing such legends as are required by applicable state and federal securities laws and in the opinion of counsel to the Company), together with any other securities and property to which Payee is entitled upon such conversion under the terms of this Note.

          (e) No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to Payee upon the conversion of this Note, the Company shall pay to Payee an amount in cash equal to the product obtained by multiplying the conversion price applied to effect such conversion by the fraction of a share not issued pursuant to the previous sentence. Upon conversion of this Note in full and the payment of the amounts specified in this Note, Company shall be released from all its obligations and liabilities under this Note.

          (f) In the event of a "Change in Control" (as defined below) of Company prior to the payment or conversion of this Note (as provided above), all outstanding principal and unpaid accrued interest due on this Note shall be due and payable in full upon the closing of the Change in Control transaction. The Company shall provide each Investor 20 days notice of such Change in Control in accordance with Section 4 and shall provide each Investor the right to convert the principal and accrued interest of its respective Note into the Securities at the price of $3.00 per share. For purposes of this Note, a Change in Control shall be deemed to be occasioned by, and to include, (i) the acquisition of the Company by another entity by means of any transaction or consolidation, (ii) a sale of all or substantially all of the assets of the Company (including, for purposes of this section, intellectual property rights which, in the aggregate, constitute substantially all of the Company's material assets) or (iii) a sale of all or substantially all of the voting securities of the Company; unless in each case, the Company's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the corporation's acquisition or sale or otherwise) hold at least seventy percent (70%) of the voting power of the surviving or acquiring entity.

     3.  Attorneys' Fees.  If the indebtedness represented by this Note or any
         ---------------
part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal and interest payable hereunder, reasonable attorneys' fees and costs incurred by Payee.

     4.  Notices.  Any notice, other communication or payment required or
         -------
permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered or upon deposit if deposited in the United States mail for mailing by certified mail, postage prepaid, and addressed as follows:

     If to Payee:    At the address set forth on Exhibit A of the Agreement.

     If to Company:  Curon Medical, Inc.
                     735 Palomar Avenue
                     Sunnyvale, California  94086
                     Attn.: John W. Morgan

     Each of the above addressees may change its address for purposes of this paragraph by giving to the other addressee notice of such new address in conformance with this paragraph.

     5.  Acceleration.  This Note shall become immediately due and payable if
         ------------
(i) the Company commences any proceeding in bankruptcy or for dissolution, liquidation, winding-up, composition or other relief under state or federal bankruptcy laws; or (ii) such proceedings are commenced against the Company, or a receiver or trustee is appointed for the Company or a substantial part of its property, and such proceeding or appointment is not dismissed or discharged within 60 days after its commencement.

     6.  Waivers.  Company hereby waives presentment, demand for performance,
         -------
notice of non-performance, protest, notice of protest and notice of dishonor. No delay on the part of Payee in exercising any right hereunder shall operate as a waiver of such right or any other right. This Note is being delivered in and shall be construed in accordance with the laws of the State of California, without regard to the conflicts of laws provisions thereof.

CURON MEDICAL, INC.


By ______________________________

Title: __________________________

                                   EXHIBIT C
                                   ---------

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

                                                                      Void after
                                                                   May ___, 2007

                              CURON MEDICAL, INC.

                 WARRANT TO PURCHASE SHARES OF PREFERRED STOCK

     This Warrant is issued to _____________________________________ by Curon
Medical, Inc., a Delaware corporation (the "Company"), pursuant to the terms of that certain Convertible Note and Warrant Purchase Agreement (the "Agreement") dated as of May ___, 2000 in connection with the Company's issuance to the holder of this Warrant and one or more Convertible Promissory Notes (the "Notes").

     1.  Purchase of Shares.  Subject to the terms and conditions hereinafter
         ------------------
set forth and set forth in the Agreement, the holder of this Warrant is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to ____________ shares of the Company's Series C Preferred Stock (the "Shares").

     2.  Purchase Price. The Purchase Price for the Shares shall be $2.50 per
         --------------
share. Such price shall be subject to adjustment pursuant to Section 8 hereof (such price, as adjusted from time to time, is herein referred to as the "Exercise Price").

     3.  Exercise Period.  This Warrant shall be exercisable, in whole or in
         ---------------
part, during the term commencing immediately and ending at 5:00 p.m. on the earlier of (a) May ____, 2007 or (b) 5 years following the conversion or repayment of the Notes.

     4.  Method of Exercise.  While this Warrant remains outstanding and
         ------------------
exercisable in accordance with Section 3 above, the holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

               (i) the surrender of the Warrant, together with a duly executed copy of the form of subscription attached hereto, to the Secretary of the Company at its principal offices; and

               (ii) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

     5.  Net Exercise.  In lieu of cash exercising this Warrant, the holder of
         ------------
this Warrant may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the holder hereof a number of shares of Preferred Stock computed using the following formula:

                                    Y (A - B)
                                    ---------
                              X =       A
     Where

          X --  The number of Shares to be issued to the holder of this Warrant.

          Y --  The number of Shares purchasable under this Warrant.

          A -- The fair market value of one share of the Company's Series C Preferred Stock.

          B -- The Exercise Price (as adjusted to the date of such calculations).

     For purposes of the above calculation, fair market value of one share of Series C Preferred Stock shall be determined by the Company's Board of Directors in good faith; provided, however, that in the event the Company makes an initial public offering of its Common Stock the fair market value per share shall be the average of the closing bid and asked prices of the Common Stock into which each share of Series C Preferred Stock has been converted, as quoted in the over-the-counter market in which the Common Stock is traded or the closing price quoted on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the ten (10) trading days prior to the date of determination of fair market value (or such shorter period of time during which such stock was traded over-the-counter or on such exchange). If the Common Stock is not traded on the over-the-counter market or on an exchange, the fair market value shall be the price per share that the Company could obtain from a willing buyer for shares of Series C Preferred Stock (or Common Stock, if the Series C Preferred Stock has been converted to Common Stock) sold by the Company from authorized but unissued shares, as such prices shall be determined in good faith by the Company's Board of Directors.

     6.  Certificates for Shares.  Upon the exercise of the purchase rights
         -----------------------
evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter, and in any event within thirty (30) days of the delivery of the subscription notice.

     7.  Issuance of Shares.  The Company covenants that the Shares, when issued
         ------------------
pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

     8.  Adjustment of Exercise Price and Number of Shares.  The number of and
         -------------------------------------------------
kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

          (a)  Subdivisions, Combinations and Other Issuances.  If the Company
               ----------------------------------------------
shall at any time prior to the expiration of this Warrant subdivide its Preferred Stock, by split-up or otherwise, or combine its Preferred Stock, or issue additional shares of its Preferred Stock or Common Stock as a dividend with respect to any shares of its Preferred Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

          (b)  Reclassification, Reorganization and Consolidation.  In case of
               --------------------------------------------------
any reclassification, capital reorganization, or change in the Preferred Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 8(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the holder of this Warrant, so that the holder of this Warrant shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Preferred Stock as were purchasable by the holder of this Warrant immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the holder of this Warrant so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

          (c)  Notice of Adjustment.  When any adjustment is required to be
               --------------------
made in the number or kind of shares purchasable upon exercise of the Warrant, the Company shall promptly notify the holder of such event and of the number of shares of Preferred Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

     9.  No Fractional Shares or Scrip.  No fractional shares or scrip
         -----------------------------
representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor.

     10. No Stockholder Rights.  Prior to exercise of this Warrant, the holder
         ---------------------
shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company.

     11. Successors and Assigns.  The terms and provisions of this Warrant and
         ----------------------
the Agreement shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective successors and assigns.

     12.  Amendments and Waivers.  Any term of this Warrant may be amended and
          ----------------------
the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of 70% in interest of shares of Preferred Stock issued or issuable upon exercise of Warrants issued pursuant to the Agreement that are then outstanding. Any waiver or amendment effected in accordance with this Section shall be binding upon each holder of any Shares purchased under this Warrant at the time outstanding (including securities into which such Shares have been converted), each future holder of all such Shares, and the Company; provided that no amendment or waiver shall materially and adversely affect the rights of the holder in a manner that discriminates against such holder vis-a-vis other holders without such holders' written consent.

     13.  Effect of Amendment or Waiver.  The holder of this Warrant
          -----------------------------
acknowledges that by the operation of Section 12 hereof, the holders of at least 70% in interest of the Warrants issued pursuant to the Agreement that are then outstanding will have the right and power to diminish or eliminate all rights of such holder under this Warrant or under the Agreement.

     14.  Governing Law.  This Warrant shall be governed by the laws of the
          -------------
State of California as applied to agreements among California residents made and to be performed entirely within the State of California.


CURON MEDICAL, INC.


By: ______________________________

Tile: _____________________________

                                 SUBSCRIPTION

Curon Medical, Inc.
Attention:  Corporate Secretary

     The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant to purchase shares issued by Curon Medical, Inc. and held by the undersigned, shares of Series C Preferred Stock of Curon Medical, Inc.

     Payment of the exercise price per share required under such Warrant accompanies this Subscription.

     The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

                              WARRANTHOLDER:


Date:___________________      By:_______________________________________


                              Address:_____________________________________
                                      _____________________________________
                                      _____________________________________


Name in which shares should be registered:_________________________________